STOCK PURCHASE AGREEMENT

by and among

SOUTHPEAK INTERACTIVE CORPORATION,

AND

THE PURCHASER INDENTIFIED HEREIN

As of May 5, 2010

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) dated as of May 5, 2010, by and among SouthPeak Interactive Corporation, a Delaware corporation (“Company”), and the purchasers whose names appear on the signature pages attached hereto (each an “Purchaser”, and collectively, the “Purchasers”).

Whereas, each Purchaser is a holder of one or more of the Company’s Class W warrants (the “Class W Warrants”) and/or Class Z warrants (the “Class Z Warrants,” and with the Class W Warrants, the “Warrants”);

Whereas, the Warrants are exercisable at various strike prices that exceed the current trading price of the Company’s common stock (the “Common Stock”); and

Whereas, in order to enhance the liquidity of the Purchasers’ holdings and reduce the number of Warrants outstanding, the Company and the Purchasers wish to cause the Warrants to be converted into shares of Common Stock.

Now, Therefore, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Subscription.  Subject to the terms and conditions hereof, the Company and each Purchaser, severally and not jointly, agree as follows:

(a)           Stock Purchase; Warrant Conversion.  Each Purchaser hereby subscribes for the aggregate number of shares of Common Stock set forth on the applicable signature page attached hereto (the “Conversion Shares”).  Each Conversion Share shall be issued in exchange for that number and class of Warrants and amount of cash in accordance with the following:

(i)           one Conversion Share for six Class Z Warrants and $0.15;

(ii)          one Conversion Share for twenty-five Class Z Warrants; or

(iii)         one Conversion Share for one hundred Class W Warrants and $0.25.

(b)           Delivery.  The Conversion Shares shall be issued in exchange for Warrants and cash at one or more closings (each, a “Closing”) to be held at such place and time as Company and the Purchasers participating in such Closing may determine (the “Closing Date”).  At each such Closing, the Company shall issue to each of the Purchasers participating in such Closing a stock certificate representing the number of Conversion Shares subscribed for by such Purchaser, against such Purchaser’s tender of that number and class of Warrants held by such Purchaser and payment of cash necessary to satisfy such Purchaser’s subscription for Conversion Shares.  The tender of Warrants by any Purchaser may be accomplished through (a) the delivery of physical certificates representing Warrants, (b) electronic delivery using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System in accordance with the instructions set forth on Exhibit A, or (c) a combination of the delivery methods set forth in items (a) and (b) above.

(c)           Termination of Obligations under Warrants.  Each Purchaser understands and agrees that all obligations of the Company pursuant such Purchaser’s Warrants shall terminate and shall be without any further force of effect upon the applicable Closing.  Such obligations of the Company terminated, cancelled and released upon the Closing include, without limitation, (i) any and all obligations to issue shares of Common Stock upon exercise or conversion of such Warrants, and (ii) any claims, obligations or other liabilities of the Company which may have accrued or which may in the future have accrued, pursuant to such Warrants.

(d)           Lost Warrants.  In the event that any Purchaser is unable to locate or retrieve any Warrant and tender such Warrant at the Closing, such Purchaser shall execute and deliver a lost instrument affidavit in a form provided by the Company’s registrar and transfer agent certifying that such Warrant cannot be located and indemnifying the Company and its registrar and transfer agent against any claim or loss arising out of failure to tender such Warrant.

(e)           Company’s Right to Reject Subscriptions and/or Terminate Offering.  Notwithstanding anything in this Agreement or in any document or instrument delivered pursuant hereto, the Company shall have the right in it sole discretion, upon notice to each applicable Purchaser, at any time prior to the applicable Closing, to: (i) reject such Purchaser’s subscription in whole or in part, and (ii) to terminate the offering of Conversion Shares effected pursuant hereto.

2.           Representation and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser as of the Closing Date, the following:

(a)           Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Company to be conducted.  The Company is not in violation of any of the provisions of its certificate of incorporation and bylaws.

(b)           Capitalization.  The Company’s periodic reports on Form 10-Q and Form 10-K and current reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) accurately reflect its capitalization as of the dates indicated in such reports.  The issued and outstanding capital stock of the Company (i) has been duly and validly issued; (ii) is fully paid and nonassessable; and (iii) was not issued in violation of any preemptive rights or rights of first refusal or first offer.

(c)           Authority Relative to this Agreement.  The Company has full corporate power and authority to: (i) execute, deliver and perform this Agreement, (ii) issue and sell the Conversion Shares to the Purchasers hereunder, and (iii) carry out the Company’s obligations hereunder and thereunder and, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of the Company, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d)           Valid Issuance of the Conversion Shares.  The Conversion Shares to be issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable state and federal securities laws, issued in compliance with applicable state and federal securities laws, and will not be subject to any preemptive rights or other similar rights.

(e)           No Conflict; Required Filings and Consents.

(i)           The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company shall not (A) conflict with or violate the Company’s certificate or incorporation or bylaws, (B) conflict with or violate any law or any rule or regulation of the Over-the-Counter bulletin board, (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the properties or assets of the Company pursuant to, any contracts to which the Company is a party or by or to which any of the properties or assets of the Company may be bound, subject or affected, or (D) result in the triggering, acceleration or increase of any payment to any person pursuant to any contracts to which the Company is a party or by or to which any of the properties or assets of the Company may be bound, subject or affected, including any “change in control” or similar provision thereof, except, with respect to clauses (B), (C) or (D), for any such conflicts, violations, breaches, defaults, triggers, accelerations, increases or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

(ii)           The execution and delivery of this Agreement by the Company do not, and the performance of its respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities and blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business, and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, or prevent consummation of the transaction contemplated hereby or otherwise prevent the parties hereto from performing their obligations under this Agreement.

(iii)           “Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets, revenues, financial condition, results of operations or business prospects of an entity and its subsidiaries, taken as a whole, except to the extent resulting from: (A) changes in general industry or economic conditions, (B) adverse effects arising from the announcement or consummation of the transactions contemplated hereby, or (C) changes to generally accepted accounting principles that apply generally to the industry in which the entity operates.

(f)           Reporting Company Status.  The Company is subject to the reporting requirements of the Exchange Act and the Company has taken no action designed to, or which to its knowledge is likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  The Common Stock is traded on the Over-the-Counter bulletin board and the Company has not received any notice regarding, and to the Company’s knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such trading.

(g)           Exchange Act Filings; Financial Statements.  The Company has filed all reports, forms or other information required to be filed by it under the Securities Act and the Exchange Act (the foregoing materials being collectively referred to herein as the “SEC Reports”), except as otherwise disclosed in any SEC Reports.  Except as otherwise disclosed in any SEC Reports, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Company included in the SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h)           Offering Exemption.  Assuming the truth and accuracy of the representations and warranties contained in Section 3, the offer and sale of the Conversion Shares as contemplated hereby and the issuance and delivery to the Purchasers of the Conversion Shares are exempt from registration under the Securities Act, and will be registered or qualified (or exempt from registration or qualification) under applicable state securities and blue sky laws, as currently in effect.

(i)           Brokers or Finders.  Except for [____________], no person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3.           Representation and Warranties of the Purchasers.  As of the Closing Date, each Purchaser severally and not jointly hereby represents and warrants to the Company that:

(a)           Organization and Qualification.  Such Purchaser, if such person is not an individual, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the purchase the Conversion Shares pursuant to this Agreement.

(b)           Authorization.  The execution, delivery and performance by such Purchaser of this Agreement have been duly authorized and each will constitute the legal, valid and binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)           No Transfer or Assignment of Securities or Claims.  Such Purchaser has not sold, assigned, transferred or exercised any of the Warrants to be tendered by such Purchaser hereunder, and has not transferred or assigned any claim, right or interest associated therewith.

(d)           Purchase Entirely for Own Account.  The Conversion Shares will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  Such Purchaser’s address is listed on the signature page executed by such Purchaser and attached hereto. Such Purchaser is aware that the Company is issuing the Conversion Shares pursuant to an exemption from registration under the Securities Act, and will be qualified (or exempt from registration or qualification) under applicable state securities and blue sky laws, as currently in effect.  Such Purchaser is also aware that the Company is relying upon, among other things, the representations and warranties of such Purchaser contained in this Agreement for purposes of qualifying for such exemption from registration under the Securities Act.

(e)           Disclosure of Information.  Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding its business and the terms and conditions of the offering of the Conversion Shares.  Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the representations and warranties of the Company contained in this Agreement.

(f)           Investment Experience.  Such Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Conversion Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(g)           Accredited Investor.  Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

(h)           Restricted Securities; Legends.  Such Purchaser understands that the Conversion Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Purchaser acknowledges that the Conversion Shares will bear the following legend or similar legend as applicable:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144.

(i)           No General Solicitation.  Such Purchaser did not learn of the investment in the Conversion Shares as a result of any general solicitation or general advertising.

(j)           Prohibited Transactions.  During the last thirty days prior to the date hereof, neither such Purchaser nor any affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Conversion Shares, or (A) is subject to such Purchaser’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Common Stock (each, a “Prohibited Transaction”).  Such Purchaser acknowledges that the representations, warranties and covenants contained in this Section 3(j) are being made for the benefit of the Purchasers as well as the Company and that each of the other Purchasers shall have an independent right to assert any claims against such Purchaser arising out of any breach or violation of the provisions of this Section 3(j).

(k)           Brokers or Finders. Except for [____________], no person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

4.           General Provisions.

(a)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt), (i) if to a Purchaser, to such Purchaser’s address set forth on the applicable signature page attached hereto, or at such other address or facsimile number as such Purchaser shall have furnished to the Company in writing; or (ii) if to the Company to SouthPeak Interactive Corporation, 2900 Polo Parkway, Midlothian, Virginia 23113, Attn:  Terry Phillips, with a copy (which shall not constitute notice) to Greenberg Traurig, LLP, 1750 Tysons Boulevard, Suite 1200, McLean, Virginia 22102, Attn:  Mark Wishner, Esq., or at such other address as the Company shall have furnished in writing to the Purchasers.

(b)           Counterparts.  This Agreement may be executed in one or more counterparts, including by facsimile and/or PDF, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(c)           Entire Agreement; Nonassignability; Parties in Interest.  This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits, (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned.  No representations, warranties, inducements, promises or agreements, oral or written, by or among the parties not contained herein shall be of any force of effect.

(d)           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(e)           Amendments and Waivers.  Any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance), only with the written consent of the Company and the holders of a majority of the Conversion Shares.

(f)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the laws that might otherwise govern under applicable principles of conflicts of law.  Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court located in Chesterfield County, Virginia in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the Commonwealth of Virginia for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

(g)           Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  References herein to “Dollars” or “$” shall refer to U.S. dollars and all payments and all calculations of amount hereunder shall be made in U.S. dollars.

(h)           Separability of Agreements; Severability of this Agreement.  The Company’s agreement with each of the Purchasers is a separate agreement and the sale of Conversion Shares to each of the Purchasers is a separate sale.  Unless otherwise expressly provided herein, the rights of each Purchaser hereunder are several rights, not rights jointly held with any of the other Purchasers.  Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Purchaser whether arising by reason of the law of the respective Purchaser’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Purchasers.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the undersigned has caused this Stock Purchase Agreement to be duly executed by an authorized signatory as of the date first indicated above.

SOUTHPEAK INTERACTIVE CORPORATION

By:
	Name:	Terry Phillips
	Title:	Chairman

[Company signature page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Stock Purchase Agreement to be duly executed by an authorized signatory as of the date first indicated above.

Name of Purchaser:

Signature:

Name of Signatory:	Title of Signatory:

SSN or EIN of Purchaser:	Address:

Facsimile Number for Notice:

Email Address for Notice:

Check the box and complete the corresponding subscription information for each applicable method of payment:

		Conversion Shares Subscribed For		Class W Warrants Tendered		Class Z Warrants Tendered		Cash Payment

☐	one Conversion Share for six Class Z Warrants and $0.15		=	Not applicable	+		+
						(Number of Conversion Shares multiplied by six)		(Number of Conversion Shares multiplied by $0.15)

☐	one Conversion Share for twenty-five Class Z Warrants		=	Not applicable	+		+	Not applicable
(Number of Conversion Shares multiplied by twenty- five)

☐	one Conversion Share for one hundred Class W Warrants and $0.25		=		+	Not applicable	+
				(Number of Conversion Shares multiplied by one hundred)				(Number of Conversion Shares multiplied by $0.25)

		Total Conversion Shares Subscribed For		Total Class W Warrants Tendered		Total Class Z Warrants Tendered		Total Cash Payment
			=		+		+

[Purchaser signature page to Stock Purchase Agreement]

EXHIBIT A

DWAC Delivery Instructions

Purchasers may deliver some or all of the Warrants to be tendered pursuant to the Agreement electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System.  In order to transfer Warrants to the Company using the DWAC System, a Purchaser must instruct its broker to transfer uncertificated warrants to American Stock Transfer & Trust Company, the Company’s registrar and transfer agent, via DWAC using transfer agent code 2941.  There is a nominal cost associated with the act of delivering securities through the DWAC System.  American Stock Transfer & Trust Company typically charges the tendering broker $35, and the broker may or may not pass this cost on to the transferring Purchaser.

The Company’s point of contact at American Stock Transfer & Trust Company is Ms. Grace Deer-Loiseau, (718) 921-8261.